                                                                   EXHIBIT 3(g)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         PANCHO'S MEXICAN BUFFET, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the adoption of an amendment to the Certificate of Incorporation of said corporation so that, as amended, Article Sixteenth shall be amended in part by the deletion of the fourth sentence now contained in Article Sixteenth which reads as follows:

                 "To be qualified as a Director, a person shall be a citizen of the United States."

         In all other respects, Article Sixteenth shall remain unchanged.

         SECOND: That the aforesaid amendment was duly approved and adopted by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock entitled to vote thereon of the corporation in accordance with the Certificate of Incorporation, the Bylaws and Section 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, said Pancho's Mexican Buffet, Inc. has caused this Certificate to be signed by Hollis Taylor, its President, and attested by Samuel L. Carlson, its Secretary, this 25th day of January, 1995.



                                              PANCHO'S MEXICAN BUFFET

ATTEST:
                                              By: /s/ HOLLIS TAYLOR
                                                 ------------------------------
                                                 Hollis Taylor, President


/s/ SAMUEL L. CARLSON
----------------------------
Samuel L. Carlson, Secretary


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THE STATE OF TEXAS )
                   )
COUNTY OF TARRANT  )

         I, a Notary Public, do hereby certify that on this 25th day of January, 1995, personally appeared before me HOLLIS TAYLOR, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.



                                     /s/ CAROLYN TETTS
                                     ------------------------------------------
                                     Carolyn Tetts
                                     Notary Public, State of Texas

My Commission expires:

[NOTARY STAMP]





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                                                                          PAGE 1
                               State of Delaware
                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PANCHO'S MEXICAN BUFFET, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 1995, AT 1 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                             /s/ EDWARD J. FREEL
                              [STAMP]       -----------------------------------
                                             Edward J. Freel, Secretary of State

                                                     AUTHENTICATION:     7385636

                                                              DATE:     01-25-95